UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2009, StarTek, Inc. (the “Company”) entered into a business loan agreement, promissory note and three commercial security agreements (together the “Agreement”) with UMB Bank Colorado, N.A. (“UMB Bank”) for a $15 million secured revolving line of credit.  The Agreement is effective July 1, 2009 through August 1, 2010.  This Agreement replaces the Company’s $10 million secured revolving line of credit with Wells Fargo Bank N.A., which expired by its terms on June 30, 2009.

Borrowings under the Agreement bear interest at the option of the Company at the time of the borrowing of either: 1) the thirty-day LIBOR index plus 1.75%, 2) the sixty-day LIBOR index plus 1.75%, or 3) the ninety-day LIBOR index plus 1.75%.  The interest rate shall never be less than 3.25% per annum.  Under the Agreement, the Company granted UMB Bank a security interest in all of its present and future accounts receivable, general intangibles, and owned real property.   In addition, under the Agreement, the Company is subject to certain financial covenants, which include maintaining 1) a ratio of total liabilities to tangible net worth of less than 1.0 to 1.0, 2) a tangible net worth of at least $105 million, 3) unencumbered liquid assets, defined as cash, certificate of deposits and marketable securities, of at least $10 million measured on the last day of each fiscal quarter and 4) a cash flow coverage ratio, as defined in the Agreement, of greater than 1.50 to 1.0 measured on the last day of each fiscal quarter for the previous twelve months.

Item 8.01 Other Events.

In addition, the Company paid off the remaining principal balance on the Secured Equipment Promissory Note between Wells Fargo Equipment Finance, Inc. and StarTek USA, Inc., a wholly-owned subsidiary of StarTek, Inc., and the Canadian Dollar Secured Equipment Loan between Wells Fargo Equipment Finance Company, Inc. and StarTek Canada Services, Ltd., a wholly-owned subsidiary of StarTek, Inc.  The loans had original maturities in November 2010.  The total payoff on these loans, including pre-payment penalties, was approximately $5.7 million.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.3	Promissory Note, dated June 26, 2009, between StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.

10.4	Business Loan Agreement, dated June 26, 2009, between StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.

10.5	Commercial Security Agreement, dated June 26, 2009, among StarTek, Inc. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.

10.6	Commercial Security Agreement, dated June 26, 2009, among StarTek USA, Inc. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.

10.7	Commercial Security Agreement, dated June 26, 2009, among StarTek Canada Services, Ltd. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ David G. Durham	Date: July 2, 2009
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.3	Promissory Note, dated June 26, 2009, between StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.
10.4	Business Loan Agreement, dated June 26, 2009, between StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.
10.5	Commercial Security Agreement, dated June 26, 2009, among StarTek, Inc. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.
10.6	Commercial Security Agreement, dated June 26, 2009, among StarTek USA, Inc. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.
10.7	Commercial Security Agreement, dated June 26, 2009, among StarTek Canada Services, Ltd. as grantor, and StarTek, Inc., StarTek USA, Inc. and StarTek Canada Services, Ltd. and UMB Bank Colorado, N.A.